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                                                                      EXHIBIT 1c

                                STATE OF MARYLAND
                                                             NO. 7620
                               STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street, Baltimore, Maryland 21201




       THIS IS TO CERTIFY THAT the within instrument is a true copy of the



                              ARTICLES OF AMENDMENT

                                       OF

            CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC.

                 Changing its name to

                  MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.




as approved and received for record by the State Department of Assessments and Taxation of Maryland, February 10, 1983 at 3:23 o'clock P.M.






                            AS WITNESS my hand and official seal of the said Department at Baltimore this fifteenth day of February, 1983.


                                                        /s/ Paul B. Anderson
                                                        PAUL B. ANDERSON,
                                                        CHARTER SPECIALIST
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MARYLAND
STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

                              Gene L. Burner, Director       01211



TO WHOM IT MAY CONCERN:

         This is to advise you that your Articles of Amendment for CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC., changing its name to MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC. received and approved for record on February 10, 1983 at 3:23 P.M.

         The official acknowledgement will be forthcoming from this Department.

                                                     Very truly yours,


                                                      /s/ Paul B. Anderson
                                                     Paul B. Anderson
                                                     Charter Specialist


$26.00 FEE PAID


     301 West Preston Street, Baltimore, Maryland 21201/Phone: 301-383-2560
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MARYLAND

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION






THE                           ARTICLES OF AMENDMENT

                                       OF

            CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC.

                              Changing its name to

                  MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.




         HAVE BEEN RECEIVED AND APPROVED BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION THIS 10th DAY OF February, 1983 at 3:23
P.M. AND WILL BE RECORDED.



                                             BY: /s/ Paul B. Anderson



       301 West Preston Street, Baltimore, Maryland 21201/Phone: 383-3720
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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            CALIFORNIA MUNICIPAL FUND
                         FOR TEMPORARY INVESTMENT, INC.



                  CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC., a Maryland Corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:  The Articles of Incorporation of the
Corporation are hereby amended as follows:

                           By striking out Article II of the Articles of
Incorporation in its entirety and inserting in lieu thereof the following:

                        "The name of the Corporation is:

                 MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC."

                  SECOND: The foregoing amendment to the Articles of Incorporation has been duly approved by a majority of the entire Board of Directors of the Corporation and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

                  IN WITNESS WHEREOF, CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC. has caused these presents to be signed
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in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 10th day of February, 1983.
                                            CALIFORNIA MUNICIPAL FUND FOR
                                            TEMPORARY INVESTMENT, INC.



                                            By: /s/ Edward J. Roach
                                                    Edward J. Roach
                                                    Vice President


SEAL


ATTEST:


 /s/ Morgan R. Jones
Morgan R. Jones, Secretary


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                                   CERTIFICATE


         THE UNDERSIGNED, Vice President of CALIFORNIA MUNICIPAL FUND FOR TEMPORARY INVESTMENT, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

                                            /s/ Edward J. Roach
                                            Edward J. Roach
                                            Vice President


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